Press Release

Exhibit 99.2

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2300
Atlanta, GA 30309
Tel: 404 853 1400
Fax: 404 853 1430
AcuityBrands.com

ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND

ATLANTA, January 6, 2017 - The Board of Directors of Acuity Brands, Inc. (NYSE: AYI; "Company") today declared a quarterly dividend of 13 cents per share. The dividend is payable on February 1, 2017 to shareholders of record on January 23, 2017.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is the North American market leader and one of the world's leading providers of indoor an doutdoor lighting and building management solutions. With fiscal year 2016 net sales of $3.3 billion, Acuity Brands currently employs approximately 12,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company's products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting (TM), Winona® Lighting, Juno®, Indy(TM), Aculux(TM), Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps(TM), Sunoptics®, Distech Controls®, Acuity Controls (TM), nLight®, ROAM®, and SnesorSwitch®. Visit us at  www.acuitybrands.com.

# # #

Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423